As filed with the Securities and Exchange Commission on March 21, 2000
                                                Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              SOFTNET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
               Delaware                                11-1817252
     (State or other jurisdiction            (IRS Employer Identification No.)
  of incorporation or organization)
         650 Townsend Street, Suite 225, San Francisco, California 94103
               (Address of principal executive offices) (Zip Code)

                              SOFTNET SYSTEMS, INC.

          THE SOFTNET SYSTEMS, INC. 2000 EMPOLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)


                            Dr. Lawrence B. Brilliant
                Chairman of the Board and Chief Executive Officer
                              SOFTNET SYSTEMS, INC.
         650 Townsend Street, Suite 225, San Francisco, California 94103
                     (Name and address of agent for service)
                                 (415) 365-2500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


======================================== ==================== ==================== ========================= ================
                                                                   Proposed                Proposed
                    Title of                                        Maximum                Maximum
                   Securities                  Amount              Offering               Aggregate             Amount of
                     to be                      to be                Price                 Offering           Registration
                   Registered(1)             Registered(2)          per Share(3)               Price                Fee(2)

Common Stock , $01 Par Value                 2,325,000 shares           $29.34            $68,215,500             $18,009

=============================================================================================================================
                                                                              Aggregate Registration Fee:         $18,009
=============================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This registration statement shall also cover any additional shares of Common Stock which become issuable under The SoftNet Systems, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sale prices of the Common Stock, as reported on The Nasdaq National Market on March 16, 2000.


          Proposed sale to take place as soon after the effective date of the registration statement as options granted
                          under the Plan are exercised.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The   following   documents,   which  were  filed  with  the  SEC,  are
incorporated herein by reference:

                  (a) Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on December 29, 1999;

                  (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed with the SEC on February 14, 2000;

                  (c) Our Current Reports on Form 8-K filed with the SEC on October 15, 1999, October 21, 1999, December 30, 1999
                           and March 17, 2000; and

                  (d) The description of the common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on April 14, 1999, as amended by our registration statement on Form 8-A/A, filed with the SEC on April 22, 1999, including any subsequently filed amendments and reports updating such description.

         In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability for:

     o    any breach of such director's duty of loyalty to the corporation;

     o any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o any unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     o any transaction from which a director derives an improper personal benefit.

         Our bylaws provide that we will indemnify our directors and may indemnify our officers, employees and other agents to the full extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of an indemnified party and permits us to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as one of our directors, officers, employees or agents upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         We have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against expenses, including attorney fees, judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as one of our directors or officers, other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us. We believe that our certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits on page 6.

Item 9.  Undertakings.

         (a)      We hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section 10
                 (a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 20 th day of March, 2000.

                    SOFTNET SYSTEMS, INC.



                    By: /s/ Dr. Lawrence B. Brilliant
                        -------------------------------------------------
                                    Dr. Lawrence B. Brilliant
                        Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of SoftNet Systems, Inc., a Delaware corporation, do hereby constitute and appoint Dr. Lawrence B. Brilliant and Douglas S. Sinclair, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                Title                       Date


/s/ Lawrence B. Brilliant
--------------------------
Dr. Lawrence B. Brilliant         Chairman of the Board       March 20, 2000
                              and Chief Executive Officer

/s/ Ronald I. Simon
--------------------------
Ronald I. Simon                    Vice Chairman of           March 20, 2000
                                      the Board of

/s/ Ian B. Aaron
--------------------------
Ian B. Aaron                      Director and President      March 20, 2000

/s/ Douglas S. Sinclair
--------------------------
Douglas S. Sinclair               Chief Financial Officer     March 20, 2000

/s/ Edward A. Bennett
--------------------------
Edward A. Bennett                      Director               March 20, 2000

/s/ George C. Chan
--------------------------
George C. Chan                         Director               March 20, 2000

/s/ Rocco B. Commisso
--------------------------
Rocco B. Commisso                      Director               March 20, 2000

/s/ Robert C. Harris, Jr.
--------------------------
Robert C. Harris, Jr.                  Director               March 20, 2000

                                INDEX TO EXHIBITS


EXHIBIT

5.1                 Opinion of Jason G. Wilson, our Assistant General Counsel.

23.1 Consent of Jason G. Wilson, our Assistant General Counsel (included in Exhibit 5.1).

23.2                Consent of KPMG LLP, Independent Auditors.

23.3                Consent of PricewaterhouseCoopers LLP, Independent Auditors.

24.1 Power of Attorney (included in the signature page to this registration statement).

99.1                The SoftNet Systems, Inc. 2000 Employee Stock Purchase Plan